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                                                                    EXHIBIT 23.4

                          CONSENT OF ERNST & YOUNG LLP

     We hereby consent to the use of our name and the inclusion of references to, and description of, our tax opinion to Quantum Corporation, dated October 3, 2000, and reliance letter to Maxtor Corporation, dated October 3, 2000, and to the inclusion of such tax opinion and reliance letter and the documents related thereto as an exhibit to this registration statement on Form S-4 of Maxtor Corporation, as well as the reference to us under the heading "Legal and Tax Matters" in the registration statement.

Ernst & Young LLP

San Jose, California
January 22, 2001